ESQUIRE® BANK

INTERNAL USE ONLY

Merchant # ______

Hierarchy ______

MERCHANT APPLICATION AND AGREEMENT

MERCHANT NAME (DBA OR TRADE NAME): McGraw Conglomerate Corporation	CORPORATE / LEGAL NAME: McGraw Conglomerate Corporation
LOCATION ADDRESS: 711 Berkshire Court	CORPORATE ADDRESS: 711 Berkshire Court
CITY: Downers Grove / STATE: IL / ZIP: 60516	CITY: Downers Grove / STATE: IL / ZIP: 60516
CONTACT TELEPHONE: 888-525-0010 / CONTACT EMAIL ADDRESS: ceo@mcgrawusa.com	CONTACT TELEPHONE: 888-525-0010 / FAX NUMBER: 480-287-9870 / FEDERAL TAX ID#: 81-4053066

YEARS IN BUSINESS: .5

WEBSITE ADDRESS www. mcgrawusa.com

NUMBER OF LOCATIONS

DOES THIS LOCATION CURRENTLY ACCEPT VISA/MASTERCARD/DISCOVER® NETWORK/AMERICAN EXPRESS®? ☒ NO ☐ YES

CURRENT PROCESSOR

MUST PROVIDE 3 MONTHS PREVIOUS PROCESSOR STMTS

AVERAGE TICKET / MAXIMUM TICKET $ $

MONTHLY VOLUME $

PLEASE CHOOSE MAILING ADDRESS ☐ DBA ADDRESS ☐ LEGAL ADDRESS

TYPE OF GOODS OR SERVICES

CUSTOMER SERVICE #

MCC/SIC CODE

PAYMENT CARD INDUSTRY DATA SECURITY STANDARD: MUST PROVIDE COPY OF SELF ASSESSMENT QUESTIONNAIRE, IF APPLICABLE, MUST PROVIDE CERTIFICATE OF COMPLIANCE.

OWNERSHIP: MUST PROVIDE DOCUMENTATION

☐ INDIVIDUAL / SOLE PROPRIETOR ☐ PARTNERSHIP
☐ CORPORATION ☐ GOVERNMENT ☐ LLC
☐ NON-PROFIT *(MUST PROVIDE 501C3 LETTER)*
☒ PUBLICLY TRADED ☐ P/VPC

STOCK SYMBOL (If publicly traded)

LOCATION

BUILDING TYPE: ☐ SHOPPING CENTER ☐ OFFICE BUILDING ☐ INDUSTRIAL BUILDING ☒ RESIDENCE

MERCHANT: ☐ OWNS ☐ RENTS

AREA ZONED: ☐ COMMERCIAL ☐ INDUSTRIAL ☐ RESIDENTIAL

SQUARE FOOTAGE: ☐ 0-500 ☐ 501-2,500 ☐ 2,501-5,000 ☒ 5,001-10,000 ☐ 10,000+

PRINCIPALS: *(Please provide copy of driver's license for each signing principal)*

1. PRINCIPAL NAME: FIRST Kinney / MIDDLE L / LAST McGraw	SSN: [redacted] / % OWNERSHIP / TITLE CEO
HOME ADDRESS: 711 Berkshire Court	CITY: Downers Grove / STATE: IL / ZIP: 60516
HOME PHONE: 708-328-0931 / DRIVERS LICENSE NUMBER AND EXP DATE: [redacted]	DATE OF BIRTH: 07/28/72
2. PRINCIPAL NAME: FIRST / MIDDLE / LAST	SSN: / % OWNERSHIP / TITLE
HOME ADDRESS	CITY / STATE / ZIP
HOME PHONE / DRIVERS LICENSE NUMBER AND EXP DATE	DATE OF BIRTH

HAVE MERCHANT OR OWNERS / PRINCIPALS EVER FILED: ☐ BUSINESS BANKRUPTCY ☒ PERSONAL BANKRUPTCY ☐ NEVER FILED
(If yes, please explain) filed and withdrawn

HAVE MERCHANT OR OWNERS / PRINCIPALS EVER BEEN TERMINATED FROM ACCEPTING BANKCARDS FOR THIS BUSINESS OR ANY OTHER BUSINESSES? ☒ NO ☐ YES
(If yes, please explain)

	ACCOUNT #	CONTACT	TELEPHONE NUMBER	FAX NUMBER
BANK REFERENCE: Fifth Third	[redacted]	manager	815-838-1020	
TRADE REFERENCE: Fifth third	[redacted]	manager	815-838-1020	
TRADE REFERENCE: Fifth Third				

SALES METHOD (MUST EQUAL 100%)

RETAIL SWIPED ______%

KEYED WITH SIGNATURE AND IMPRINT ______%

MAIL/PHONE ______% (KEYED WITHOUT SIGNATURE AND IMPRINT)

(INBOUND CALLS ______% / OUTBOUND CALLS ______%)

INTERNET 100 %   ACH ______%

BANK ACCOUNT INFORMATION

ATTACH VOIDED CHECK FOR THE CHECKING ACCOUNT WHERE FUNDS ARE TO BE DEPOSITED.

ROUTING NUMBER 071923909

ACCOUNT NUMBER [redacted]

FEE SCHEDULE

Visa/MasterCard/Discover/AXP Qualified Credit Card Discount Rate (for Tiered/Flat)	______% or Pass Thru I/C Plus 0.95 BP
Visa/MasterCard/Discover/AXP Qualified Check Card Discount Rate (for Tiered/Flat)	______% or Pass Thru I/C Plus ______ BP
Visa/MasterCard/Discover/AXP Authorization Fee	0.20
Monthly Management Fee	$20.00
Online Service Fee	______
Monthly Minimum Fee	______
Annual Fee	______
PIN Debit Transaction Fee	0.20 (Plus Network Fees)
Batch Fee	0.50
Chargeback Fee	$25.00
ACH Reject Fee	______
Retrieval Fee	$5.00
Voice Authorization Fee	______
Operated Assisted Voice Auth Fee	______

AVS Transaction Fee	______
Early Termination Fee	______
EBT Transaction Fee	______
EBT Statement Fee	______
Other Fee (please specify)	______
______	
For 3-Tier Pricing:	
Visa/MC/Disc/AXP Mid Qual	______%
Visa/MC/Disc/AXP Non Qual	______%
Government Compliance Fee	2.00
TIN Mismatch Fee	______
Monthly PCI Fee	______
PCI Non-Compliance Fee	______

☒ BY CHECKING THIS BOX, MERCHANT OPTS OUT OF RECEIVING FUTURE COMMERCIAL MARKETING COMMUNICATIONS FROM AMERICAN EXPRESS.

MERCHANT ACCEPTANCE AND GREEMENT

By executing this Merchant Application on behalf of the merchant described above (the "Merchant"), the undersigned individual(s): (i) represent(s) and warrant(s) that all information contained in this Merchant Application is true, correct and complete as of the date of this Merchant Application, and that such individual(s) have the requisite corporate power and authority to complete and submit this Merchant Application and make and provide the acknowledgements, authorizations and agreements set forth below, both on behalf of the Merchant and individually; (ii) acknowledge(s) that the information contained in this Merchant Application is provided for the purpose of obtaining, or maintaining a merchant account with Bank on behalf of the Merchant; (iii) authorize Bank to investigate the credit of the Merchant and each person listed on this Merchant Application; (iv) agree, on behalf of the Merchant and in the event this Merchant Application is accepted and executed by Bank, to the Fee Schedule set forth above and to the Terms and Conditions included with and incorporated into this Merchant Agreement. **Merchant understands that this Agreement shall not take effect until Merchant has been approved by Bank and a merchant number is issued.**

Merchant: ______________________________ Esquire Bank: ______________________________
(Print Legal Name of Merchant Business)   (Signature)

Date: ______________________________ ______________________________
(Name and Title)

Principal 1: ______________________________ Title: ______________________________
(Signature of Principal/Owner)

Principal 2: ______________________________ Title: ______________________________
(Signature of Principal/Owner)

PERSONAL GUARANTEE

In consideration of Bank's acceptance of this Agreement, the undersigned Guarantor (jointly and severally if more than one) unconditionally guarantees the performance of all obligations of Merchant to Bank under the Agreement, and payment of all sums due there under, and in the event of default, hereby waives notice of default and agrees to indemnify Bank for all funds due from Merchant pursuant to the terms of the Agreement. Guarantor waives any and all rights of subrogation, reimbursement or indemnity derived from Merchant, and further waives any and all rights or defenses arising by reason of any modification or change in the terms of the Agreement whatsoever, including, without limitation, the renewal, extension, acceleration, or other change in the time any payment or other performance there under is due, and / or any change in any interest or discount rate or fee there under. Guarantor confirms that Guarantor, collectively or individually, is a party to the Agreement, and unconditionally and specifically authorizes Bank or their authorized agents, to debit any overdue fees, costs, chargebacks, fines, fees, penalties, expenses or obligations under the Agreement and / or any contractual relationship with Bank from any personal checking account or other account owned or controlled by Guarantor, and further to report any default hereunder on Guarantor's personal Credit Bureau Report. Guarantor agrees to pay all costs and expenses of whatever nature, including attorneys' fees and other legal expenses, incurred by or on behalf of Bank in connection with the enforcement of this Guaranty.

Guarantor #1: ______________________________ Date: ____________________

Guarantor #2: ______________________________ Date: ____________________

PLEASE DESCRIBE YOUR REFUND / RETURN POLICY:

____

PLEASE LIST ALL THIRD PARTY PAYMENT PROCESSORS MERCHANT DOES BUSINESS WITH:
(I.E. VARS, GATEWAYS AND ANY OTHER PARTY THAT TOUCHES CARDHOLDER DATA)

____

____

SITE INSPECTION SURVEY

Inventory maintained: ☐ On site ☐ Warehouse off site ☐ Fulfillment center

Please provide fulfillment center name & address ______________________________

Was the off site location visited? ☐ Yes ☐ No If No, please provide explanation: ______________________________

Does the amount of inventory on shelves, floor and in warehouse appear consistent with this type of business and credit card volume?

☐ Yes ☐ No If no, please explain: ______________________________

Does location have sufficient staff, telephone lines and other equipment to meet anticipated sales volume?

☐ Yes ☐ No If no, please explain: ______________________________

Does the signage inside and outside match the goods or services sold listed on the application?

☐ Yes ☐ No If no, please explain: ______________________________

Type of Building:

☐ Office Bldg. Suite ☐ Separate Bldg ☐ Shopping Center/Mall ☐ Residence-Home or Apt. ☐ Other: ____________________

Zoning:

☐ Commercial ☐ Industrial ☐ Residential

Sq. Footage of Business: ☐ 0-500 ☐ 501-1000 ☐ 1001-2000 ☐ 2001-4000 ☐ Other ____________________ (est. sq. ft.)

Merchant: ☐ Owns ☐ Leases Name & address Landlord/ Mgt. Co: ______________________________

ATTACH MINIMUM OF ONE INSIDE PICTURE, ONE OUTSIDE PICTURE

I hereby verify that I have inspected the business premises of the merchant at this address and the information stated above is correct to the best of my knowledge and belief.

Inspected By (Print Name): ______________________________

Signature: ______________________________ Date: ____________________

Merchant Initials ____________

BANK DISCLOSURE

Member Bank Information:

Esquire Bank
100 Jericho Quadrangle, Suite 100
Jericho, NY 11753

Important Bank Responsibilities:

1. Esquire Bank is the **only** entity approved to extend acceptance of VISA products directly to a Merchant.
2. Esquire Bank must be a principal (signor) to the Merchant Agreement.
3. Esquire Bank is responsible for educating Merchants on pertinent VISA Operating Regulations with which Merchants must comply.
4. Esquire Bank is responsible for and must provide settlement funds to the Merchant.
5. Esquire Bank is responsible for all funds held in reserve that are derived from settlement.

Important Merchant Responsibilities:

1. Ensure compliance with cardholder data security and storage requirements.
2. Maintain fraud and chargebacks below thresholds.
3. Review and understand the terms of the Merchant Agreement.
4. Comply with VISA Operating Regulations.

The responsibilities listed above do not supersede terms of the Merchant Agreement and are provided to ensure the Merchant understands some important obligations of each party and that the VISA Member—Esquire Bank—is the ultimate authority should the Merchant have any problems.

Merchant's Signature

Date

Merchant's Printed Name & Title

Form **W-9**
(Rev. December 2014)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
MCGRAW CONGLOMERATE CORPORATION

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only one of the following seven boxes:
☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☒ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▸
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
☐ Other (see instructions) ▸

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
Exempt payee code (if any)
Exemption from FATCA reporting code (if any)
(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.)
711 Berkshire Court

Requester's name and address (optional)

6 City, state, and ZIP code
Downers Grove, IL 60516

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ - ☐☐ - ☐☐☐☐

or

Employer identification number
8 1 - 4 0 5 3 0 6 6

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here Signature of U.S. person ▸ Date ▸

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting?* on page 2 for further information.

MERCHANT AGREEMENT

In consideration of the mutual premises and covenants contained in this Merchant Agreement ("Agreement"), and the agreement of Merchant to participate in the card processing services program established by Bank, the parties agree as follows:

1. Parties. The parties to this Agreement are ESQUIRE BANK, a federally chartered bank whose address is 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753 ("Bank"), __________, a _________ whose address is _______________ ("ISO"), and the Merchant set forth on the Merchant Application form to which this Agreement is attached ("Merchant").

2. Definitions. For the purposes of this Agreement and the Schedules referred to herein, the following definitions apply unless the context otherwise requires:

"Address Verification" means a service that allows Merchant to verify the home address of Cardholders with the relevant Issuer.

"Applicable Law" means: (i) all applicable federal, state and local laws, rules and regulations; and (ii) the Rules.

"Association(s)" means VISA U.S.A., Inc. ("Visa"), MasterCard International Incorporated ("MasterCard"), and Discover Financial Services LLC ("Discover").

"Authorization" means an affirmative response, by or on behalf of an Issuer to a request to effect a Transaction, that a Transaction is within the relevant Cardholder's available credit limit and that the Cardholder has not reported the Card lost or stolen. All Transactions requiring Authorization by the Associations must be authorized.

"Authorization Center" means the facility or facilities designated from time to time by Bank or ISO to which Merchant shall submit all requests for Authorization.

"Business Day" means any day other than: (i) a Saturday or Sunday; or (ii) a day on which banking institutions in New York are authorized by law or executive order to be closed (and on which Bank is in fact closed).

"Card(s)" means either a Visa, MasterCard or Discover credit card, debit card (or other similar card that requires a PIN for identification purposes), or pre-paid, stored-value or gift card.

"Cardholder" means a person authorized to use a Card.

"Chargeback" means a Transaction that Bank returns to Merchant pursuant to this Agreement.

"Forced Sale" means a sales Transaction processed without an approved electronic Authorization number being obtained for the full amount of the sales Transaction at the time the Transaction is processed.

"Full Recourse Transactions" means mail orders, telephone orders, e-commerce (Internet) orders, Pre-Authorized Recurring Order Transactions, and other "card not present" sales.

"Issuer" means a member of an Association that enters into a contractual relationship with a Cardholder for the issuance of one or more Cards.

"Merchant Statement" means an itemized monthly statement of all charges and credits to the Operating Account (as that term is defined in Section 5 of this Agreement).

"Monthly Chargeback Violation," for any given calendar month, means that more than five Chargebacks have been processed in that month and that the Transaction Chargeback Ratio for that month is equal to or greater than 1%.

"Mid-Qualified Transactions" means any Transaction categorized as such by the processor designated by Bank to settle Transactions with the Associations.

"Non-Qualified Transactions" means: (i) any Transaction submitted for processing more than 48 hours past the time the Authorization occurred; (ii) any Transaction missing required data; and (iii) any Transaction categorized as such by the processor designated by Bank to settle Transactions with the Associations.

"Normal Transaction" means a Transaction in which the Card is swiped through or dipped in a terminal, register or other device, capturing the Card information encoded on the Card's magnetic strip.

"Pre-Authorized Recurring Order Transaction" means a Transaction that has been pre-authorized by the Cardholder and for which the goods or services are to be delivered or performed in the future by Merchant without having to obtain approval from the Cardholder each time.

"Qualified Transactions" means any Transaction categorized as such by the processor designated by Bank to settle Transactions with the Associations.

"Rules" means all rules, regulations, by-laws, standards and procedures adopted and/or amended from time to time by the Associations (including, without limitation, the Payment Card Industry Data Security Standard), Bank and each relevant Issuer.

"Services" means the transaction processing services described on the attached Schedule A, as the same may be amended from time to time by Bank, in its sole discretion.

"Transaction" means the acceptance of a Card or information embossed on the Card for payment for goods sold and/or leased or services provided to Cardholders by Merchant and receipt of payment from Bank, whether the Transaction is approved, declined, or processed as a Forced Sale. The term "Transaction" also includes credits, errors, returns and adjustments.

"Transaction Chargeback Ratio," for any given calendar month, means the number of Chargebacks processed in that month divided by the total number of Transactions processed in that month.

3. Services Provided to Merchant. During the term of this Agreement, subject to the terms and conditions of this Agreement: (i) ISO shall provide technical documentation as needed, and technical support and customer support (including, without limitation, Authorization, settlement and Chargeback processing and reporting) twenty-four hours each day, seven days each week, in order to allow Merchant to accept and process Transactions; and (ii) Bank shall provide the Services to Merchant.

4. Term. This Agreement shall become effective when all parties sign the Merchant Application form to which this Agreement is attached (or in connection with which this Agreement is provided) and, unless sooner terminated, shall remain in effect for a term of three (3) years. This Agreement shall renew automatically for successive terms of three (3) years each, unless any party provides written notice of termination to the other parties at least 90 days prior to the end of the then-current term. All existing obligations, warranties, indemnities and agreements with respect to Transactions entered into before such termination shall remain in full force and effect, and, regardless of any such termination, Merchant shall remain liable for all obligations to Cardholders and Bank that are incurred while this Agreement is in effect.

5. Merchant Operating Account. Prior to accepting any Cards, Merchant shall establish a demand deposit account at Bank, or at a financial institution approved by Bank (the "Operating Account"), through which fees, charges and credits due to Merchant in accordance with this Agreement may be processed. Merchant authorizes Bank to debit all amounts Merchant owes Bank hereunder or any other agreement entered into between Merchant and Bank from the Operating Account, whether maintained at Bank or another financial institution, at times deemed appropriate by Bank, through the ACH Banking Network or by a manual debit of the Operating Account. Merchant waives any and all claims for loss or damage arising out of any such charges or debits to the Operating Account.

6. Reserve Account. Upon, or at any time after, execution of this Agreement, Bank may establish a reserve account at Bank (the "Reserve Account") in such amount as Bank from time to time may determine in its sole discretion. Bank may fund the Reserve Account by deducting amounts from payments due to Merchant, by effecting a charge against Merchant's Operating Account or against any of Merchant's accounts at Bank, or by demanding payment from Merchant (which payment Merchant shall make within ten (10) days after receipt of any such demand). The Reserve Account will be maintained for a minimum of nine months after the date on which this Agreement terminates or until such time as Bank determines that the release of the funds to Merchant is prudent, in the best interest of Bank, and commercially reasonable, and that Merchant's account with Bank under this Agreement and any other agreement entered into between Merchant and Bank is fully resolved. Merchant and ISO acknowledge and agree that only Bank, and not ISO, may authorize or effect any release of funds from the Reserve Account. Bank may withdraw funds from the Reserve Account at any time to offset any indebtedness of Merchant to Bank that may arise out of or relate to the obligations of Merchant under this agreement (including, but not limited to, Chargebacks and fees) or to offset any other indebtedness of Merchant to Bank under any other agreement entered into between Merchant and Bank. Upon expiration of this nine-month period, any balance remaining in the Reserve Account will be paid to Merchant. Bank will inform Merchant in writing of any charges debited to the Reserve Account during the nine-month period. Notwithstanding the foregoing, Bank, in its sole discretion, may release funds from the Reserve Account prior to the expiration of such nine-month period based on its assessment of the risks associated with effecting such release.

7. Fees. Merchant shall pay to Bank all fees specified on *Schedule A*, as amended by Bank from time to time. For each Transaction, Bank will charge Merchant as follows:

(a) An amount ("Merchant Discount Fees") equal to a specified percentage of the total cash price of each sales and cash withdrawal Transaction ("Merchant Discount Rate");

(b) A specified amount per Transaction ("Transaction Fee"); and

(c) A specified amount per Authorization ("Authorization Fee").

The Merchant Discount Rate, Authorization Fees and Transaction Fees are set forth on *Schedule A*. Different Merchant Discount Rates may apply to Qualified, Mid-Qualified and Non-Qualified Transactions, as shown on *Schedule A*. Merchant agrees that Bank will, and authorizes Bank to, deduct Merchant Discount Fees from the Operating Account or Reserve Account on a daily basis unless a monthly basis is specified on *Schedule A*. Merchant also agrees to pay to Bank the amount of any fees, charges or penalties assessed against Bank by any Association or Issuer for Merchant's violation of any Applicable Law. Merchant shall pay Bank for any other services provided to Merchant by Bank and for all other fees shown on *Schedule A*, including, but not limited to, monthly minimum fees, Chargeback fees and customer service fees.

8. Billing. All amounts Merchant owes to Bank, for any reason, may be charged to the Operating Account or Reserve Account, recouped by adjustment to any credits due to Merchant, or set off against any account or property Bank holds for or on behalf of Merchant.

9. Security Interest. As security for the performance by Merchant of all of its obligations under this Agreement, Merchant hereby grants to Bank a security interest in: (i) the funds held in the Operating Account and in the Reserve Account; and (ii) any inventory with respect to which a Transaction has occurred but has not yet been fulfilled. Merchant will execute and deliver to Bank such documents, in form satisfactory to Bank, as Bank may reasonably request in order to perfect Bank's security interest in the Operating Account, Reserve Account and such inventory, and will pay all costs and expenses associated with filing the same or this Agreement in all public filing offices, where filing is deemed by Bank to be necessary or desirable. Bank is authorized to file financing statements relating to the

Operating Account, the Reserve Account and such inventory without ISO where authorized by law. Merchant appoints Bank as its attorney-in-fact to execute such documents as are necessary or desirable to accomplish perfection of any security interests. This appointment is coupled with an interest and shall be irrevocable as long as Merchant owes any amount to Bank.

10. Processing Transactions.

(a) Merchant shall obtain Authorizations and process Transactions using such equipment and software as may be approved from time to time by Bank, in its sole discretion (the "Equipment"). Merchant shall validate Cards and Cardholders in face-to-face transactions as required by Applicable Law.

(b) Merchant shall obtain Authorizations for Transactions in a manner required by Applicable Law and in the manner, and following the processes and procedures, determined from time to time by Bank, in its sole discretion, and communicated to Merchant by either Bank or ISO.

(c) Merchant shall not submit a Transaction to Bank (electronically or otherwise) until Merchant has performed its obligations to the Cardholder in connection with the Transaction or obtained Cardholder's consent for a Pre-Authorized Recurring Order Transaction.

(d) Merchant shall not transmit any Transaction to Bank that Merchant knows or should have known to be illegal, fraudulent or not authorized by the Cardholder.

(e) Merchant shall not process a Transaction that does not result from an act between a Cardholder and Merchant.

(f) Merchant shall not request or use any Card number for any purpose other than as payment for its goods or services.

(g) Merchant may transmit a Transaction that effects a prepayment of services or full prepayment of custom-ordered merchandise, manufactured to a Cardholder's specifications, if Merchant advises Cardholder of the immediate billing at the time of the Transaction and within time limits established by the Associations.

11. Prohibited Transactions. Merchant shall not do any of the following:

(a) Establish a minimum on debit cards or greater than $10.00 on credit cards or a maximum dollar Transaction amount;

(b) Obtain multiple Authorizations for amounts less than the total sale amount;

(c) Obtain Authorization for the purpose of setting aside the Cardholder's credit line for use in future sales;

(d) Extend credit for or defer the time of payment of the total cash price in any Transaction;

(e) Honor a Card except in a Transaction where a total cash price is due and payable;

(f) Make any special charge to or extract any special agreement or security from any Cardholder in connection with any Transaction;

(g) Transmit or accept payment for any Transaction that was not originated directly between Merchant and a Cardholder for the sale or lease of goods or the performance of services of the type indicated in the Merchant Application form to which this Agreement is attached;

(h) Honor or accept a Card as payment for any legal services or expenses arising out of or related to (i) any domestic relations matter where such services or expenses are furnished to a person whose name is not embossed on a Card; or (ii) any bankruptcy, insolvency, compromise, composition or other process affecting Cardholder's creditors;

(i) Use Merchant's own Card, or one to which Merchant has access, to process a Transaction for the purpose of obtaining credit for Merchant's own benefit;

(j) Re-process any Transaction that was previously charged back to Bank and subsequently returned to Merchant, irrespective of Cardholder approval;

(k) Initiate a Transaction credit without a preceding debit at least equal to the credit;

(l) Initiate a Transaction credit without a balance in the Operating Account at least equal to the credit;

(m) Use the Equipment or any data received thereon for any other purpose other than for determining whether or not Merchant should accept checks or Cards in connection with a current sale or lease of goods or services;

(n) Use the Equipment or any data received thereon for credit inquiry purposes or any other purpose not authorized by this Agreement;

(o) Draw or convey any inference concerning a person's creditworthiness, credit standing, credit capacity, character, general reputation, personal characteristics or mode of living when any Card or check is processed as non-accepted;

(p) Disclose any information obtained through the Equipment to any person except for necessary disclosures to affected Cardholders, Bank and/or the Issuer;

(q) Disburse funds in the form of travelers cheques, if the sole purpose is to allow the Cardholder to make a cash purchase of goods or services from Merchant;

(r) Disburse funds in the form of cash;

(s) Accept a Card to collect or refinance an existing debt (whether originally owed to Merchant or otherwise) that is considered uncollectible (for example, payments to a collection agency or attempts to recover funds for a dishonored check) except to the extent specifically permitted by Applicable Law;

(t) Issue a Transaction credit in respect of goods or services acquired in a cash transaction which are returned;

(u) Make any cash refund to a Cardholder who has made a purchase with a credit Card (all Transaction credits shall be issued to the same credit Card account number used in the sale);

(v) Require a Cardholder to complete a postcard or similar device that includes the Cardholder's account number, Card expiration date, signature or any other Card account data in plain view when mailed;

(w) Accept a Card for the purchase of Scrip (as defined by applicable VISA regulations), except to the extent specifically permitted by Applicable Law;

(x) Accept any payment directly from a Cardholder for previous Card charges incurred and processed by Merchant;

(y) Require, through an increase in price or otherwise, any Cardholder to pay any surcharge in connection with any Transaction or to pay any part of any charge imposed on Merchant by Bank except, in either case, as expressly permitted by, and under terms and conditions that comply in full with, Applicable Law;

(z) Provide cash to a Visa cardholder unless Merchant is either (i) participating in Visa Cash-Back Services or (ii) a hotel or cruise line;

(aa) Cause any Cardholder to waive its right to dispute a Transaction;

(bb) Request the Card Verification Value 2 data (as defined by Visa) on any paper order form;

(cc) Request a Cardholder account number for any purpose that is not related to payment for goods or services; or

(dd) Add any tax to Transactions, unless applicable law expressly requires that a merchant be permitted to impose a tax, and only if such tax is included in the Transaction amount and not collected separately.

12. Prohibition of Furnishing Account Information; Use of Third Parties. Merchant shall not, without the Cardholder's consent, sell, purchase, provide or exchange any Card information in the form of Transaction documents, carbon copies of imprinted Transaction documents, mailing lists, tapes, journal rolls or other media obtained through the use of a Card to any third party. Merchant may use third parties that do not have a direct agreement with Bank as Merchant's agent for the direct delivery of Transactions for clearing and settlement if:

(a) Merchant advises Bank that it will use a third-party processor in this capacity, identifying the third party so selected by Merchant;

(b) Merchant agrees that Bank will reimburse Merchant only for the Visa Transactions delivered by that third-party processor to VisaNet; and

(c) Merchant assumes responsibility for any failure by its third-party processor to comply with Applicable Law.

Merchant shall notify Bank of the identity of any third party performing services to Merchant in connection with which such third party has access to any Card information.

13. Daily Reconciliation of Transactions.

(a) Electronically Transmitted Transactions. Bank shall control and disburse all Transaction-related settlement funds to Merchant. Transactions with respect to which Bank receives payment from or through the Associations will be settled on a daily basis, and except as otherwise expressly provided or permitted pursuant to the terms of this Agreement, Bank shall deliver payment to Merchant in connection with such Transactions by effecting a credit to the Operating Account equal to the reconciled and paid summary Transaction total of all of Merchant's total paid summary Transactions since the previous credit. Notwithstanding the foregoing, Bank may, in its sole discretion, effect a credit to the Operating Account in connection with any Transaction prior to the point in time Bank receives payment in connection therewith from or through the Associations. In either case, Bank may, if necessary or appropriate, reduce any credit made to the Operating Account by, and/or Bank may require that Merchant pay to Bank an amount equal to: (i) the sum of all Cardholder charges denied, refused or charged back; (ii) all refunds processed on account of Cardholders during said time period; (iii) the amounts, fees and charges, including (but not limited to) Chargebacks, Merchant owes Bank hereunder or under any other agreement entered into between Bank and Merchant; (iv) all taxes, penalties, charges, fees and other items incurred by Bank that are reimbursable pursuant to this Agreement; (v) all applicable rates, fees and charges described on Schedule A; (vi) any amount Bank previously credited to the Operating Account that Bank determines, in good faith, was incorrectly so credited; and (vii) any amount Bank determines, in its sole discretion, represents unacceptable risk to the relevant Cardholder or Bank. Any application of funds associated with the settlement of Transactions that differs from the foregoing must be agreed to, in writing, by Bank and Merchant and may not, in any respect, violate Applicable Law.

(b) Reconciliation of Transactions. Merchant shall reconcile each settled Transaction within fifteen (15) days after the date on which such Transaction is submitted to Bank for payment, and shall notify Bank and ISO immediately of any discrepancies or errors Merchant notes as a result of such reconciliation. Neither Bank nor ISO shall have any responsibility or liability for Transaction-related errors or omissions that are brought to their attention more than thirty (30) days after the date on which the Transaction to which such error or omission relates is first presented to Bank for settlement.

(c) Provisional Credit. Any credits to the Operating Account are provisional only and subject to revocation by Bank until such time that the Transaction is final and no longer subject to Chargeback by the Issuer, Cardholder or Associations. Bank may withhold payment for a Transaction to Merchant, for any reason, until such time as the Transaction has been verified as legitimate by the relevant Issuer, or Bank receives adequate supporting documentation from Merchant to authenticate the Transaction and mitigate Chargeback risk.

14. Adjustments and Returns. Merchant will maintain a fair exchange and return policy and make adjustments with respect to goods and services sold and/or leased to its customers whenever appropriate. If Merchant limits its acceptance of returned

data sent across networks; (E) use and regularly update anti-virus software; (F) restrict access to data by business "need to know"; (G) assign a unique ID to each person with computer access to data; (H) don't use vendor-supplied defaults for system passwords and other security parameters; (I) track access to data by unique ID; (J) maintain a policy that addresses information security for employees and contractors; and (K) restrict physical access to Cardholder information. Merchant must also comply with the requirements of Section 10.3 of the Visa Rules in connection with suspected or confirmed losses, thefts, compromises of information, and fraud or laundering associated with information. Please also note that this is not intended to be a complete list, and Merchant remains solely responsible for understanding and complying in full with all of the applicable CISP and SDP requirements.

i. Transaction Information. Merchant acknowledges that the sale or disclosure of databases containing Cardholder account numbers, personal information, or other Transaction information to third parties is strictly prohibited by the Rules. Unless Merchant obtains consents from Bank, and each applicable Association, issuing bank and Cardholder, Merchant must not use, disclose, sell or disseminate any Cardholder information obtained in connection with a Transaction (including without limitation, the names, addresses and Card account numbers of Cardholders, copies of imprinted sales drafts and/or credit records, mailing lists, tapes or other media obtained in connection with a sales draft and/or credit record) except for purposes of authorizing, completing and settling Transactions and resolving any Chargebacks, retrieval requests or similar issues involving Transactions, other than pursuant to a court or governmental agency request, subpoena or order. Merchant shall use proper controls for, limit access to, and render unreadable prior to discarding all records containing Cardholder account numbers and Card imprints.

Merchant may not retain or store magnetic stripe data after a Transaction has been authorized. If Merchant stores any electronically captured signature of a Cardholder, Merchant may not reproduce such signature except upon the specific request of Bank. Merchant shall store all media containing Cardholder names, Cardholder account information, and other personal information, as well as Card imprints (such as sales drafts and credit records, auto rental agreements, and carbons) in an area limited to selected personnel and, prior to discarding any such information, destroy it in a manner that renders the data unreadable. Merchant further warrants and agrees that in the event of its failure, including bankruptcy, insolvency, or other suspension of business operations, it will not sell, transfer or disclose any materials that contain Cardholder account numbers, personal information, or Transaction information to third parties, and shall return the information to Bank and provide acceptable proof of destruction to Bank.

22. Taxes. Each party hereto shall report its income and pay its own taxes to any applicable jurisdiction. If either Bank or ISO is required to pay any taxes, interests, fines or penalties owed by Merchant, said amount shall become immediately due and payable by Merchant to Bank or ISO. If excise, sale or use taxes are imposed on Transactions, Merchant shall be responsible for the collection and payment thereof. Merchant shall not add any tax to any Transaction unless Applicable Law expressly provides that Merchant is permitted to impose a tax, and any such tax amount, if so allowed, shall be included in the Transaction amount and not collected separately. Bank or ISO shall be entitled to recover from Merchant any of said taxes paid by it on behalf of Merchant immediately after payment.

23. Limitation of Liability. In addition to all other limitations on the liability of Bank and ISO contained in this Agreement, neither Bank nor ISO shall be liable to Merchant or Merchant's customers or any other person for any of the following:

(a) Any loss or liability resulting from the denial of credit to any person or Merchant's retention of any Card or any attempt to do so;

(b) Any loss caused by a Transaction downgrade resulting from defective or faulty Equipment, even if such Equipment is owned by Bank or ISO;

(c) The unavailability of Services caused by the termination of contracts with computer hardware vendors, processors or installers, whether terminated by Bank, ISO or any other person for any reason; or

(d) Interruption or termination of any Services caused by any reason except for failure of ISO to repair or replace Equipment at Merchant's expense (in which case, any resulting liability shall be for the sole account of ISO). At no time will ISO's liability exceed the amount of fees collected or reasonably expected to be collected from Merchant for this delay period.

NEITHER BANK NOR ISO SHALL BE LIABLE FOR ANY LOST PROFITS, PUNITIVE, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES TO MERCHANT OR TO ANY THIRD PARTY IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE SERVICES TO BE PERFORMED BY BANK OR ISO PURSUANT TO THIS AGREEMENT. MERCHANT ACKNOWLEDGES THAT BANK HAS PROVIDED NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY EQUIPMENT AND THAT BANK HAS NO LIABILITY WITH RESPECT TO ANY EQUIPMENT. BANK MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES IT PROVIDES HEREUNDER. IF THERE ARE ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS RESULTING FROM BANK'S OR ISO'S PERFORMANCE OR ANY FAILURE TO PERFORM, BANK'S AND ISO'S LIABILITY SHALL BE LIMITED TO CORRECTING SUCH ERRORS, IF COMMERCIALLY REASONABLE.

24. Limitation on Damages. In no case shall Merchant be entitled to recover damages from ISO or Bank that exceed the fees retained by Bank and ISO pursuant to this Agreement during the six month period immediately prior to the event giving rise to the claim for damages.

25. Indemnification. Merchant agrees to indemnify and hold Bank and ISO harmless from any and all losses, claims, damages, liabilities and expenses, including attorneys' fees and costs (whether or not an attorney is an employee of Bank or Bank's affiliates, ISO or affiliates of ISO) arising out of any of the following:

(a) Merchant's failure to comply with this Agreement;
(b) Any act or omission of Merchant;
(c) Merchant's failure to comply with any Equipment's user's guide;
(d) Merchant's failure to comply with any Applicable Law;
(e) Any dispute concerning the quality, condition or delivery of any merchandise or the quality of performance of any service;
(f) The fraud or dishonesty of Merchant or Merchant's employees, licensees, successors, agents and/or assigns;
(g) Merchant's selection of an Internet service provider or other telecommunication services provider;
(h) The theft of or damage or destruction to any Equipment; or
(i) Full Recourse Transactions, unauthorized Transactions and prohibited Transactions.

26. Credit Investigation and Bank Auditing. Bank may audit, from time to time, Merchant's compliance with the terms of this Agreement. Merchant shall provide all information requested by Bank to complete Bank's audit. Merchant authorizes parties contacted by Bank to release the credit information requested by Bank, and Merchant agrees to provide a separate authorization for release of credit information, if requested by Bank. Merchant shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Merchant's financial condition. Such information shall be true, complete and accurate. Without limiting the generality of the foregoing, Merchant shall provide to Bank and ISO its balance sheet and income statements not less frequently than every three calendar months during the term of this Agreement.

27. Termination of Agreement by Bank and ISO. Bank may terminate this Agreement upon at least 30 days' prior written notice to the other parties. In addition, Bank may terminate this Agreement immediately upon written notice to Merchant, upon the occurrence of any of the following (each, an "Event of Default"):

(a) Any information concerning Merchant obtained by Bank is unsatisfactory to Bank, in Bank's sole discretion.

(b) Any act of fraud or dishonesty is committed by Merchant, its employees or agents, or Bank believes in good faith that Merchant, its employees or agents have committed, are committing or are planning to commit any acts of fraud or misrepresentation.

(c) Chargebacks are excessi[illegible] the opinion of Bank.

(d) There is a breach of any representation or warranty made by Merchant to Bank, or Merchant defaults in the performance of any of its obligations under this Agreement.

(e) A petition under any bankruptcy or insolvency law is filed by or against Merchant.

(f) Bank determines that the continuation of this Agreement may create harm or the loss of goodwill to Bank or any Association.

(g) Merchant fails to maintain sufficient funds in the Operating Account to cover the amounts due to Bank hereunder.

(h) Merchant's percentage of error Transactions or retrieval requests is excessive in the opinion of Bank.

(i) Any insurance policy obtained by Bank, ISO or Merchant relating to Transactions and/or Chargebacks is cancelled or terminated for any reason.

(j) Merchant fails to provide financial statements suitable to Bank on request.

(k) ISO does not or cannot perform its duties under this Agreement and Bank determines that it is not feasible to provide the Services contemplated by this Agreement to Merchant. Bank is not obligated to provide replacement Services if ISO does not or cannot perform.

(l) Any Association requests or demands that this Agreement be terminated.

Bank may selectively terminate one or more of Merchant's approved locations without terminating this entire Agreement.

In the event of termination, all obligations of Merchant incurred or existing under this Agreement prior to termination shall survive the termination. Merchant's obligations with respect to any Transaction shall be deemed incurred and existing on the date of such Transaction.

In the event Bank terminates this Agreement following any Event of Default, Merchant (i) agrees that Bank may place Merchant on each Association's "Terminated Merchant File" (or any other list or file serving a similar purpose); and (ii) agrees to indemnify and hold Bank and ISO harmless from and against any and all costs, expenses and liabilities incurred by Bank and/or ISO in connection with or arising out of such Event of Default.
Following any bankruptcy filing against or by Merchant, Bank reserves the right to suspend or discontinue the provision of Services. Merchant must notify Bank in writing no later than five (5) days following any bankruptcy filing by or against Merchant.

Credits to the Operating Account and other payments to Merchant are provisional

The parties acknowledge and agree that Bank is extending financial accommodations to Merchant within the meaning of 11 U.S.C.365 (c) (2) of the Bankruptcy Code as amended from time to time. The right of Merchant to receive any amounts due or to become due from Bank is expressly subject and subordinate to the Chargebacks, recoupment, setoff, lien, and/or security interest rights that are being applied to claims that are liquidated, unliquidated, fixed contingent, matured or unmatured.

28. Termination of Agreement by Merchant. Merchant may terminate this Agreement upon at least 30 days' prior written notice to the other parties if Bank amends *Schedule A* pursuant to Section 31 to increase the rates, fees or charges Merchant pays hereunder, except for fees or rates that result from a pass through from an Association.

29. Setoff. In addition to any other legal or equitable remedy available to it in accordance with this Agreement or by law, Bank and ISO may set off any amounts due to it against any property of Merchant in its possession or under its control.

30. Exclusivity. Merchant shall submit all Transactions made during the term hereof solely to Bank for processing. If Merchant fails to comply with this provision, Merchant agrees to pay Bank, within 10 days of the date of non-compliance, a liquidated damages sum to be determined by computing the projected gross dollar volume of Transactions processed by Bank on behalf of the Merchant for the remainder of the term hereof and multiplying that number by 1%. Merchant and Bank agree that the damages suffered by Bank as a result of such non-compliance would be extremely difficult to calculate with precision. For that reason, the parties hereto agree that the liquidated damages should be computed as set forth above. Any exceptions to this exclusive arrangement must be approved by Bank and ISO in advance in writing.

31. Amendments to this Agreement. From time to time Bank may amend this Agreement as follows:

(a) Bank may amend or delete Cards or Services listed in *Schedule A* by notifying Merchant in writing of any such amendment. All provisions of this Agreement shall apply to Cards or Services added to this Agreement. Bank shall notify Merchant of the fees to be charged for processing the additional Cards and Services. Acceptance by Merchant of a new approved Card as payment for a Transaction or use of a new Service after Bank has sent Merchant notice of an amendment shall constitute Merchant's agreement to the amendment and the fees or charges related to these additions.

(b) From time to time, Bank may change all rates, fees and charges set forth on *Schedule A*. Bank will provide written notice to Merchant of all such amendments. Bank may change the rates, fees and charges without prior written notice if Merchant's sales volume or average Transaction amount does not meet Merchant's projections contained in the Merchant Application form to which this Agreement is attached or if the risk factors associated with processing Transactions increase. If notice is required, Bank will give written notice on the Merchant Statement. All new rates, fees and charges will become effective for the month immediately following the month in which the notice appeared on the Merchant Statement unless Merchant terminates this Agreement in accordance with Section 28.

(c) Bank may amend this Agreement in any manner other than as described in Section 31(a) or 31(b) above simply by providing written notice of such amendment to Merchant, and such amendment shall become effective on the latter of: (i) the date on which such written notice is received by Merchant; or (ii) a date specified by Bank in such written notice.

32. Assignment. This Agreement may not be assigned by Merchant without the prior written consent of Bank. Bank may assign this Agreement without limitation. Assignment of this Agreement by Bank shall relieve Bank of any further obligations under this Agreement.

33. Financial Accommodations. Bank, ISO and Merchant intend this Agreement to be construed as a contract to extend financial accommodations for the benefit of Merchant.

34. Waiver. To the extent that Merchant becomes a debtor under any chapter of title 11 of the United States Code and such event does not result in the termination of this Agreement, Merchant hereby unconditionally and absolutely waives any right or ability that Merchant may otherwise have had to oppose, defend against or otherwise challenge any motion filed by Bank for relief from the automatic stay of 11 U.S.C. § 362(a) to enforce any of Bank's rights or claims under this Agreement.

35. Cooperation. In their dealings with one another, each party agrees to act reasonably and in good faith and to fully cooperate with each other in order to facilitate and accomplish the transactions contemplated hereby.

36. Entire Agreement. This Agreement, together with the Schedules attached hereto, supersedes any other agreement, whether written or oral, that may have been made or entered into by any party (or by any officer or officers of any party) relating to the matters covered herein and constitutes the entire agreement of the parties hereto.

37. Severability. If any provisions of this Agreement shall be held, or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular situation, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or sections herein contained shall not affect the remaining portions of this Agreement or any part hereof.

38. Notices. Except for notices provided by Bank to Merchant on the Merchant Statement, all notices, requests, demands or other instruments which may or are required to be given by any party hereunder shall be in writing and each shall be deemed to have been properly given when: (i) served personally on an officer of the party to whom such notice is to be given, (ii) upon expiration of a period of three (3) business days from and after the date of mailing thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, or (iii) upon delivery by a nationally recognized overnight delivery service, addressed as follows:

If to BANK:
If to ISO:
If to MERCHANT:
Address listed on the application to which this Agreement is attached.

Any party may change the address to which subsequent notices are to be sent by notice to the others given as aforesaid.

39. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to internal principles of conflict of laws, and federal law.

40. Captions. Captions in this Agreement are for convenience of reference only and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

41. No Waiver. Any delay, waiver or omission by Bank to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver of any subsequent breach or default of the same or any other terms, provisions or covenants on the part of the other party. All remedies afforded by this Agreement for a breach hereof shall be cumulative.

42. Force Majeure. The parties shall be excused from performing any of their respective obligations under this Agreement which are prevented or delayed by any occurrence not within their respective control including but not limited to strikes or other labor matters, destruction of or damage to any building, natural disasters, accidents, riots or any regulation, rule, law, ordinance or order of any federal, state or local government authority.

43. Cooperation. Merchant covenants and agrees that, if it is undergoing forensic investigation at the time this Agreement is signed, Merchant will fully cooperate with the investigation until it is completed.

44. Limited Acceptance. Visa Rules allow Merchant to become a *Limited Acceptance Merchant* as part of its use of Bank's Services. A "*Limited Acceptance Merchant*," as defined by Visa, is a merchant that accepts either, but not both, of the following:

- Visa Credit and Business Category Cards
- Visa Debit Category Cards

Merchant has elected to become a Limited Acceptance Merchant by choosing to accept ONLY (please mark the applicable card category below):

☐ Visa Credit and Business Category Cards

☐ Visa Debit Category Cards

Merchant's failure to select one of the Limited Acceptance Categories above means that Merchant has elected to accept BOTH Visa Credit and Business Category Cards and Visa Debit Category Cards.

If Merchant elects to be a Limited Acceptance Merchant, Merchant must properly display the Visa-approved signage that represents the Limited Acceptance Category that Merchant has selected above.

45. Special Merchant Categories.

(a) If Merchant is a Health Care Merchant (as defined by the Visa Core Rules and Visa Product and Service Rules (the "Visa Core Rules")), Merchant acknowledges that it must comply with the provisions of Section 5.9.12 of the Visa Core Rules.

(b) If Merchant is a T&E Merchant (as defined by the Visa Core Rules), Merchant acknowledges that it must comply with all of the provisions of the Visa Core Rules relating to T&E Merchants, including Sections 5.9.6, 5.10.4.1, 7.3.12, and 11.1.3.2. Merchant further agrees that, if it is an International Airline Program Merchant (as defined by the Visa Core Rules), the terms of the attached International Airline Program Merchant Addendum apply.

(c) If Merchant receives BIN information from Bank, Merchant agrees that: (i) such information may be used solely for purposes of identifying Visa card product types at the point of sale; (ii) Merchant may not, and will not, disclose such information to any third party; and (iii) Merchant will treat such information as proprietary and confidential information

belonging to Visa and with the same degree and care as information labeled "Visa Confidential."

(d) If Merchant is an Electronic Commerce Merchant (as defined by the Visa Core Rules and Visa Product and Service Rules (2014)—the "VCR"), the following terms apply (references following each requirement indicate whether the requirement is located in the VCR or the Visa Acquirer Risk Program Standards Guide (2010) (VPSG); capitalized terms that are not otherwise defined in this Agreement are used as defined in the VCR):

i. Merchant must display its consumer data privacy policy on its website. (VPSG)

ii. Merchant must display the security method it uses for the transmission of payment data on its website. (VPSG)

iii. Merchant must offer Cardholders a secure transaction method and a data protection method, such as Secure Sockets Layer (SSL), 3-D Secure and/or Verified by Visa. (VPSG; VCR Section 1.5.6.2)

iv. For Non-Secure Transactions and Non-Authenticated Security Transactions, Merchant must attempt to obtain a Visa Card expiration date and submit it as part of the Authorization Request. (VCR Section 5.8.4.1)

v. Merchant's website must contain all of the following:

(A) Customer service contact, including email address or telephone number.

(B) The address, including the country, of Merchant's permanent establishment, either

(1) On the same screen view as the checkout screen used to present the final Transaction amount; or

(2) Within the sequence of web pages the Cardholder accesses during the checkout process.

(C) Policy for delivery of multiple shipments.

(D) Security capabilities and policy for transmission of payment card details.

(E) In addition, on an Online Gambling Merchant's homepage or payment page, all of the following:

(1) The statement "Internet gambling may be illegal in the jurisdiction in which you are located; if so, you are not authorized to use your payment card to complete this transaction";

(2) A statement of the Cardholder's responsibility to know the laws concerning online gambling in the Cardholder's country;

(3) A statement prohibiting the participation of minors;

(4) A complete description of the rules of play, cancellation policies, and pay-out policies;

(5) A statement recommending that the Cardholder retain a copy of Transaction records and Merchant policies and rules; and

(6) An Acquirer numeric identifier specified by Visa.

(VCR Section 5.9.3.1)

vi. Merchant must not display the full Account Number to the Cardholder online. (VCR Section 5.9.3.2)

vii. If Merchant is a Verified by Visa Merchant, Merchant acknowledges that its Electronic Commerce Transactions are not eligible for Chargeback protection from Chargeback reason codes 75 (Transaction Not Recognized) and 83 (Fraud-Card-Absent Environment) if either:

(A) The Merchant is classified with one of the following MCCs:

(1) MCC 4829 (Wire Transfer Money Orders);

(2) MCC 5967 (Direct Marketing – Inbound Teleservices Merchant);

(3) MCC 6051 (Non-Financial Institutions – Foreign Currency, Money Orders [not Wire Transfer], Travelers' Cheques); or

(4) MCC 7995 (Betting, including Lottery Tickets, Casino Gaming Chips, Off-Track Betting, and Wagers at Race Tracks); or

(B) Merchant has been identified in the Merchant Chargeback Monitoring Program or Risk Identification Service Online. Merchant remains ineligible while it is in either program, and for an additional 4 months after exiting the program. This condition also applies if Merchant enabled Verified by Visa while identified in either program. (VCR Section 5.9.3.5)

viii. Merchant must include the following in its transaction receipts:

(A) Customer service contact;

(B) Merchant country; and

(C) Conditions of sale, including return and cancellation policy.

(VCR Section 5.10.3.3)

ix. In an Authorization Request, Merchant must not transmit Authentication Data specific to one Transaction with another Transaction, except when either:

(A) 2 Transactions are related due to delayed delivery; or

(B) All items of an order cannot be shipped at the same time.

(VCR Section 10.15.3.2)

(e) If Merchant limits its acceptance of returned merchandise or is an Electronic Commerce Merchant, Merchant must ensure that its return policies are clearly indicated to a Cardholder on the Transaction Receipt or on Merchant's website, as follows (VCR Section 5.4.2.4):

Location	Required Disclosure	To be used for the following Merchant Policies
Transaction Receipt (all copies, near the Cardholder signature area or in an area easily seen by the Cardholder)	"No Refund" "No Exchanges" "All Sales Final"	Merchant does not: • Accept merchandise as a return or exchange • Issue a refund to a Cardholder
	"Exchange Only"	Merchant accepts merchandise in exchange for merchandise of equal value to the original Transaction amount
	"In-Store Credit Only"	Merchant accepts merchandise in exchange for an in-store credit document that both: • Equals the value of the returned merchandise • Must be used at the Merchant location
Website (on checkout screen or in sequence of web pages before final checkout)	"Click to accept" or other acknowledgement button or checkbox	All return/refund policies and other purchase terms and conditions

46. Participation in the American Express OptBlue® Program

By checking the "Accept" checkbox next to AMERICAN EXPRESS OptBlue® on [the application], Merchant has elected to participate in the American Express OptBlue program ("American Express Card Acceptance"). The following terms and conditions apply to Merchant's participation in American Express Card Acceptance.

(a) The definition of "Association(s)" is changed to read as follows:

"Association(s)" means VISA U.S.A., Inc. ("Visa"), MasterCard International Incorporated ("MasterCard"), Discover Financial Services LLC ("Discover") and American Express Travel Related Services Company, Inc. ("American Express").

(b) The definition of "Card(s)" is changed to read as follows:

"Card(s)" means either a Visa, MasterCard, Discover or American Express credit card, debit card (or other similar card that requires a PIN for identification purposes), or pre-paid, stored-value or gift card.

(c) The definition of "Issuer" is changed to read as follows:

"Issuer" means American Express or a member of an Association that enters into a contractual relationship with a Cardholder for the issuance of one or more Cards.

(d) Merchant authorizes Bank and/or its affiliates to submit American Express Transactions to, and receive settlement on such Transactions from, American Express on behalf of Merchant.

(e) Merchant agrees that Bank may disclose to American Express information regarding Merchant and Transactions to American Express, and that American Express may use such information: (i) to perform its responsibilities in connection with American Express Card Acceptance; (ii) to promote American Express; (iii) to perform analytics and create reports, and (iv) for any other lawful business purposes, including commercial marketing communications purposes within the parameters of American Express Card Acceptance, and important transactional or relationship communications from American Express. American Express may use the information about Merchant obtained in this Agreement at the time of setup to screen and/or monitor Merchant in connection with American Express marketing and administrative purposes. Merchant agrees it may receive messages from American Express, including important information about American Express products, services, and resources available to its business. These messages may be sent to the mailing address, phone numbers, email addresses or fax numbers of Merchant. Merchant may be contacted at its wireless telephone number and the communications sent may include autodialed short message service (SMS or "text") messages or automated or prerecorded calls. Merchant agrees that it may be sent fax communications.

(f) Merchant may opt-out of receiving future commercial marketing communications from American Express by contacting ISO; however, Merchant may continue to receive marketing communications while American Express updates its records to reflect this choice. Opting out of commercial marketing communications will not

preclude Merchant from receiving important transactional or relationship messages from American Express.

(g) Merchant acknowledges that it may be converted from American Express Card Acceptance to a direct relationship with American Express if and when its American Express-related Transaction volumes exceed the eligibility thresholds for American Express Card Acceptance. If this occurs, upon such conversion: (i) Merchant will be bound by American Express's then-current Card Acceptance Agreement; and (ii) American Express will set pricing and other fees payable by Merchant.

(h) Merchant will not assign to any third party any payments due to it under American Express Card Acceptance, and all indebtedness arising from Transactions will be for bona fide sales of goods and services (or both) at its business locations and free of liens, claims, and encumbrances other than ordinary sales taxes; provided, however, that Merchant may sell and assign future American Express-related Transaction receivables to Bank, its affiliated entities and/or any other cash advance funding source that partners with Bank or its affiliated entities, without consent of American Express. Notwithstanding the foregoing, Bank prohibits Merchant from selling or assigning future American Express-related Transaction receivables to any third party.

(i) Notwithstanding anything in this Agreement to the contrary, American Express shall have third-party beneficiary rights, but not obligations, to the terms of this Agreement applicable to American Express Card Acceptance to enforce such terms against Merchant.

(j) By contacting Bank or ISO, Merchant may opt out of accepting American Express at any time without directly or indirectly affecting its rights to accept other Cards.

(k) Bank and ISO have the right to terminate Merchant's participation in American Express Card Acceptance immediately upon written notice to Merchant, (i) if Merchant breaches any of the provisions of this Section 46 or any other terms of this Agreement applicable to American Express Card Acceptance, or (ii) for cause or fraudulent or other activity, or upon American Express's request. In the event Merchant's participation in American Express Card Acceptance is terminated for any reason, Merchant must immediately remove all American Express branding and marks from Merchant's website and wherever else they are displayed.

(l) Merchant's refund policies for American Express-related Transactions must be at least as favorable as its refund policy for purchase with any other Card, and the refund policy must be disclosed to Cardholders at the time of purchase and in compliance with Applicable Law. Merchant may not bill or attempt to collect from any cardholder for any American Express-related Transaction unless a Chargeback has been exercised, Merchant has fully paid for such Chargeback, and it otherwise has the right to do so.

(m) Merchant must accept American Express as payment for goods and services (other than those goods and services prohibited by this Agreement, the MOG (as that term is defined below or Applicable Law) sold, or (if applicable) for charitable contributions made at all of its business locations and websites, except as expressly permitted by state statute. Merchant is jointly and severally liable for the obligations of Merchant's business locations and websites under this Agreement.

(n) Merchant or American Express may elect to resolve any claim against each other, or against Bank or ISO with respect to American Express-related Transactions, by individual, binding arbitration, decided by a neutral arbitrator, in accordance with the MOG.

(o) Merchant will comply in full with American Express's Merchant Operating Guide (as the same may be amended from time to time) (the "MOG"). The current MOG can be found at www.americanexpress.com/merchantopguide. For the sake of clarity, the term "Rules" specifically includes the MOG.

(p) American Express has the right to modify the terms of this Section 46 and any other provision of this Agreement that relates to American Express Card Acceptance and to terminate Merchant's acceptance of American Express-related Transactions and to require an investigation of Merchant's activities with respect to American Express-related transactions.

(q) A copy of the American Express Data Security Requirements can be obtained online at www.americanexpress.com/dsr. Merchant will abide by and fully comply with applicable American Express requirements.

47. Participation in PayPal In-Store Checkout

Unless Merchant otherwise specifically indicates to Bank that Merchant does not wish to accept any *PayPal Payment Method* as a method of payment for goods/services at Merchant's point(s) of sale, the following terms and provisions will apply. If Merchant elects American Express Card Acceptance and does opt out of the application of this Section 47, the application of Section 46 and this Section 47 will be deemed to be cumulative and not in the alternative.

(a) Merchant acknowledges and agrees that all of its actions associated with the acceptance by Merchant of a PayPal *Method* as the method of payment for goods or services at a point of sale, and in connection with processing any sale, credit, chargeback, representment, reversal or correction or settlement activity associated with any such transaction is subject to the terms and conditions of the *Program Documents*, as that term is defined in the PayPal Operating Regulations for In-Store Checkout (as the same may be amended or replaced from time to time, the "PayPal Operating Regulations"). Merchant will comply in full, at all times, with all relevant provisions of the *Program Documents*, a copy of which Merchant acknowledges and agrees it has received and reviewed. Capitalized and italicized terms used in this Section 47 that are not otherwise defined are used as defined in the PayPal Operating Regulations.

(b) The definition of "Card(s)", as used throughout this Agreement, is changed to read as follows:

"Card(s)" means any of the following: (i) a Visa, MasterCard or Discover credit card, debit card (or other similar card that requires a PIN for identification purposes), or pre-paid stored-value or gift card; and (ii) any *PayPal Payment Method*.

(c) The definition of "Issuer", as used throughout this Agreement, is changed to read as follows:

"Issuer" means a member of an Association that enters into a contractual relationship with a Cardholder for the issuance of one or more Cards and PayPal, Inc. ("PayPal"), in connection with any *PayPal Payment Method*.

(d) Merchant will comply in full with the *Program Documents* in connection with all of its activities associated with *PayPal Acceptance* and associated *Transaction* processing and *Settlement* of *Transactions*.

(e) Merchant acknowledges and agrees that *Acquirer* may disclose *Transaction Data* and Merchant information to PayPal, regulatory authorities and other entities to which PayPal is required to provide such information for the purposes deemed necessary and related to performing *Transactions* or to comply with *Applicable Law*, including, by way of example and without limitation:

(i) Detailed information about the *Transactions* conducted by Merchant, including *Transaction Data* required by the *Program Documents*, to be delivered to PayPal in connection with *Authorization Requests*, *Transaction Data*, and *Dispute* responses;

(ii) Merchant information and detail about the transactions accepted by Merchant, including the *Merchant Category Code* assigned by Bank to Merchant;

(iii) Collective and detailed information about Merchant's *Transactions*, *Disputes* and other information reasonably required by PayPal during any investigation of Merchant;

(iv) Information regarding the aggregate number, type, and kind of *Transactions* accepted by Merchant, in the *Authorized Jurisdiction*; and

(v) Business and registration information provided by Merchant and/or its principals in connection with any application submitted by Merchant to Bank.

(f) Merchant acknowledges and agrees that each of the following is strictly and expressly prohibited:

(i) Any use, storage, or disclosure by Merchant of PayPal's confidential information, any *PayPal Account Holder Data* or *Transaction Data*, other than as necessary to complete a Transaction.

(ii) The retention or storage of *PayPal Account Numbers*, *Track Data* or *Transaction Data*.

(iii) Any use of any *PayPal Account Holder's* personal information for marketing and/or other purposes without explicit consent from the PayPal *Account Holder*.

(g) Bank may terminate Merchant's *PayPal Acceptance* and/or this Agreement for any of the reasons set forth in the PayPal Operating Regulations or for any violation by Merchant of the terms that Bank is required to enforce against Merchant in the PayPal Operating Regulations. PayPal may directly contact Merchant if Merchant is terminated by Bank for any reason, including investigating compliance by Merchant with the *Security Requirements* set forth in Section 13 of the PayPal Operating Regulations.

(h) "PayPal Marks" mean the brands, emblems, trademarks, and/or logos that identify *PayPal Acceptance*. The *PayPal Marks* are described in Appendix A of the PayPal Operating Regulations. Merchant may use the PayPal Marks only to promote PayPal products, offers, services, processing and/or acceptance. Merchant use of the PayPal Marks is restricted to the display of decals, signage, advertising, and marketing materials provided or approved by PayPal in writing pursuant to the process set forth in the PayPal Operating Regulations. Merchant shall not use the PayPal Marks in such a way that *PayPal Account Holders* could believe that the products or services offered by Merchant are sponsored or guaranteed by the owners of the PayPal Marks. Merchant recognizes that it has no ownership rights in the PayPal Marks. Merchant shall not assign to any third party any of the rights to use the PayPal Marks. Merchant is prohibited from using the PayPal Marks, not permitted above, unless expressly authorized in writing by PayPal.

ESQUIRE® BANK

(800) 996-0213
www.esquirebank.com

Client Information Application

COMPLETE ALL FIELDS OF THE APPLICATION. PLEASE PRINT CLEARLY. BY SUBMITTING THIS APPLICATION I CONFIRM THAT THE INFORMATION PROVIDED IS TRUE AND ACCURATE TO THE BEST OF MY KNOWLEDGE.

Personal Information

First: Kinney Middle: L Last: McGraw

Date of Birth: 07 / 28 / 1972 Social Security Number: [redacted]

Citizenship: ☐ U.S. ☐ Permanent Resident Alien ☐ Non-Permanent Resident Alien Country of Citizenship

Home Address (Do not use P.O. Box, U.S. address only) Have you been at this address for more than 2 years? ☐ Yes ☑ No

Street: 711 Berkshire Court Apt #

City: Downers Grove State: Il Zip: 60451

Home Phone: (708) 3280931 Mobile Phone: (708) 3280931 Business Phone: (888) 525-0010

If less than 2 years at current address, provide previous home address[1]

Street: 12121 Rambling Road Apt #

City: Homer Glen State: IL Zip: 60491

Identification – Two forms required

Primary ID

Identification #1: Drivers License ID #: [redacted] Effective Date: 04 / 28 / 201[illegible] Expiration Date: 07 / 2[illegible] / 20[illegible]

Identification #2: Il Id ID #: [redacted] Effective Date: 09 / 01 / 201[illegible] Expiration Date: 07 / 2[illegible] / 1972

For Security Purposes (Please complete this section, as we may ask these questions when you call in for information on your account.)

Mother's Maiden Name: ashum First School Attended: schilling elementary Email: ceo@mcgrawusa.com

INFORMATION ABOUT YOUR EMPLOYMENT

Employment Status (Check one): ☐ Employed ☑ Self-Employed

Occupation: Consultant Start Date: 01 / 1996

Employer: Tiger Capital Management

Street: 711 Berkshire Court Suite / Floor #

City: Downers Grove State: Il Zip: 60515

Main Number: (708) 328-0931 Direct Number: (708) 328-0931

If less than 2 years with current employer, provide[1] Start Date: ___ / ___

Employer End Date: ___ / ___

Street Suite / Floor #

City State Zip

1. Only required for Overdraft Protection. Esquire Bank is an Equal Housing Lender and a Member of FDIC.
2AT.00 119 Rev. 1/10

FDIC